CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our reports dated January 20, 2003 with respect to the AllianceBernstein Trust (comprising, respectively, AllianceBernstein Global Value Fund, AllianceBernstein International Value Fund, AllianceBernstein Small Cap Value Fund and AllianceBernstein Value Fund) which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-51938 and 811-10221) of AllianceBernstein Trust.





                                      ERNST & YOUNG LLP


New York, New York
October 24, 2003